UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Emtec, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dechert LLP
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EMTEC, INC.
11 Diamond Road
Springfield, New Jersey 07081
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 20, 2011
__________________

Dear Stockholders,

The Annual Meeting of Stockholders of Emtec, Inc. (the “Company”) will be held at The Enterprise Center at BCC, 3331 Route 38, Mt. Laurel, New Jersey  08054, on Thursday, January 20, 2011, commencing at 9:30 a.m. EST for the following purposes:

•	To amend the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock;

•
To approve an amendment to the Company’s 2006 Stock-Based Incentive Compensation Plan to increase the number of shares authorized for issuance from 2,543,207 to 9,543,207, as well as to increase other award limits contained therein;

•	To approve the Emtec, Inc. 2011 Annual Incentive Plan;

•	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2011; and

•	To attend to any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.  The proxy statement, form of proxy and annual report are also available at www.emtecinc.com.  The record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof is December 16, 2010.  The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

You are cordially invited to attend the meeting in person.  We maintain contact information for stockholders, both by telephone and email, on our website at www.emtecinc.com under the heading “About Us – Investor Relations” if you require directions to the meeting.  By following the link, you will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations.  Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy, which is solicited by us and our Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose.  Any stockholder may revoke his or her proxy at any time before the Annual Meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

EMTEC, INC.

By:	Sam Bhatt,
Secretary

Springfield, New Jersey
December 29, 2010

EMTEC, INC.
11 Diamond Road
Springfield, New Jersey 07081

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 20, 2011

This proxy statement and the accompanying proxy card are being mailed beginning on or about December 29, 2010 to the owners of shares of Common Stock of Emtec, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on January 20, 2011, at 9:30 a.m. EST at The Enterprise Center at BCC, 3331 Route 38, Mt. Laurel, New Jersey  08054 and any adjournment thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting and as further discussed herein.  This proxy procedure is necessary to permit all holders of our Common Stock, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote.  The Board of Directors (the “Board”) does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended August 31, 2010, accompanies this proxy statement.

TABLE OF CONTENTS

Page

Questions and Answers	1

Corporate Governance	2

Directors	4

Approval of Amendment to Corporate Charter (Item 1 on Proxy Card)	5

Approval of Amendment to 2006 Stock-Based Incentive Plan (Item 2 on Proxy Card)	6

Approval of 2011 Annual Incentive Plan (Item 3 on Proxy Card)	11

Ratification of Independent Public Accountants (Item 4 on Proxy Card)	14

Executive Compensation	16

Management	22

Stock Ownership	23

Certain Relationships and Related Transactions	24

Section 16(a) Beneficial Ownership Reporting Compliance	26

Stockholder Proposals for the 2012 Annual Meeting	26

Householding	26

Other Matters	26

QUESTIONS AND ANSWERS

Your vote is very important.  Your shares can only be voted at the Annual Meeting if you are present or represented by proxy.  Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented.  You may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting.  Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided.  If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors.  If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than two, to whom you wish to give your proxy.

Q:	WHO IS SOLICITING MY VOTE?

A:
This proxy solicitation is being made on behalf of us and our Board of Directors.  Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us.  In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means.  We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock.

Q:	WHO IS ENTITLED TO VOTE?

A:
Stockholders as of the close of business on December 16, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting.  On that date, 16,283,691 shares of our Common Stock were outstanding and eligible to vote.  Every holder of Common Stock is entitled to one vote for each share held.  A list of stockholders eligible to vote will be available at our principal place of business, 11 Diamond Road, Springfield, New Jersey, beginning December 20, 2010.  Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

Q:	WHO WILL COUNT THE VOTE?

A:	Representatives of our transfer agent, Zions Bank, will count the votes.

Q:	IS MY VOTE CONFIDENTIAL?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Zions Bank, and handled in a manner that protects your voting privacy.  Your vote will not be disclosed except (1) as needed to permit Zions Bank to tabulate and certify the vote and (2) as required by law.  Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.  Your identity will be kept confidential unless you ask that your name be disclosed.

Q:	WHAT IS A QUORUM?

A:
A “quorum” is a majority of the outstanding shares of our Common Stock entitled to vote on December 16, 2010. These shares must be present at the Annual Meeting, in person or by proxy, for the meeting to be held for the transaction of business.

Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS?

A:
Assuming a quorum is present, the adoption of the proposed amendment to the Company’s Certificate of Incorporation, as amended, the approval of Amendment No. 2 to the Company’s 2006 Stock-Based Incentive Compensation Plan, the approval of the Emtec, Inc. 2011 Annual Incentive Plan and the ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon.  Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Item 1, Item 2, Item 3 and Item 4.  Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted.  Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Item 1, Item 2, Item 3 or Item 4 is achieved.

Q:	HOW DOES THE BOARD RECOMMEND I VOTE?

A:
The Board recommends a vote “FOR” approval of the amendment to the corporate charter to increase the number of authorized shares of Common Stock   (Item 1), “FOR” approval of Amendment No.2 to the Company’s 2006 Stock-Based Incentive Compensation Plan (Item 2), “FOR” approval of the Emtec, Inc. 2011 Annual Incentive Plan (Item 3) and “FOR” the ratification of the Board of Directors’ appointment of McGladrey & Pullen, LLP as the independent, registered certified public accountants of the Company for the upcoming year (Item 4).

Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:
All stockholders as of December 16, 2010, the record date, can attend.  If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker) to gain entrance to the Annual Meeting.

Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement.  If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Dinesh R. Desai, our Chairman, President and Chief Executive Officer, and Gregory P. Chandler, our Chief Financial Officer, to vote on such matters at their discretion.

Q:	WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

A:
As of December 16, 2010, Mr. Desai beneficially owned a total of 8,839,964 shares of our Common Stock (approximately 51.7% of our outstanding Common Stock), 8,437,215 of which are owned through DARR Westwood LLC, in which he is a sole member and 600,000 of which are owned through DARR Emtec LLC, in which he is a member, and Keith Grabel beneficially owned 2,043,051 shares (approximately 12.5% of our outstanding Common Stock).

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors (the “Board”).  The Board delegates the conduct of business to the Company’s senior management team.  Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Board and Committee Meetings

Our Board usually meets four times a year in regularly scheduled meetings.  It may meet more often if necessary.  During the fiscal year ended August 31, 2010, the Board held seven meetings.  Each director attended at least 75% of the Board meetings and any respective committee meetings of which they are a member.  The Chairman usually determines the agenda for the meetings.  Board members receive the agenda and supporting information in advance of the meetings.  Board members may also raise other matters at the meetings.

We have a Code of Ethics, which was adopted in July 2004 and amended and adopted in its current form in July 2009, applicable to all of the Company’s employees, including our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, as well as the members of our Board.  The Code of Ethics seeks to ensure compliance with all applicable laws and to maintain the highest standards of ethical conduct.  The Code of Ethics sets out basic principles and methodology to help guide all of our officers, directors and employees in the attainment of this common goal.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Any stockholder recommendation of a director candidate should include the candidate’s name, biographical data and a detailed description of the candidate’s qualifications for Board membership, and should be sent to Emtec, Inc., 11 Diamond Road, Springfield, New Jersey 07081, Attention: Sam Bhatt. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the Board.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both by telephone and email, on our website at www.emtecinc.com under the heading “About Us – Investor Relations.”  By following the link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations.  Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication.  In addition, communications received via telephone or mail that are directed to the Board are forwarded to the Board by one of our officers.

Board Member Attendance at Annual Meetings

Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings, although all directors are encouraged to attend the meeting. All directors who were directors at the time attended our 2010 Annual Meeting of Stockholders held on February 4, 2010.

Director Independence

The Board of Directors has determined that two of its members, Robert Mannarino and Gregory L. Cowan, would be considered independent under the current NASDAQ listing standards if those standards were applicable to the Company.

Committees of the Board of Directors.  The Board of Directors has established two standing committees.

Audit Committee - - assists the Board of Directors in monitoring:  (i) the integrity of the consolidated financial statements of the Company;  (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s external auditors.  In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility.  Each of the members of the Audit Committee is independent as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and would be independent under the NASDAQ listing standards if those standards were applicable to the Company.  The Audit Committee met twelve times during 2010.  The Audit Committee has adopted a written charter, a copy of which is available on our Internet website at www.emtecinc.com.  Please note that information on our website is not incorporated by reference into this Proxy Statement.  The current members of the Audit Committee are Mr. Cowan (Chairman) and Mr. Mannarino.  The Board has determined that Mr. Cowan is an audit committee financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee - - reviews and determines compensation arrangements for the Chief Executive Officer and President and the other executive officers.  The Compensation Committee also oversees our equity compensation plans and makes recommendations to the Board of Directors regarding the compensation to be provided to the directors.  The Compensation Committee has adopted a written charter, a copy of which is available on our Internet website at www.emtecinc.com.  The Compensation Committee held sixteen meetings during 2010.  The current members of the Compensation Committee are Mr. Mannarino (Chairman) and Mr. Cowan.  Each member of the Compensation Committee would be “independent” as defined under the NASDAQ listing standards if those standards were applicable to the Company.

Nominating and Corporate Governance

At this time, given that the Board currently consists of four members, two of whom would be considered “independent” under the current NASDAQ listing standards if those standards were applicable to the Company, the Board has concluded that all members of the Board of Directors should convene for purposes of considering potential candidates to the Board.  We expect that the Board will continue to review whether formation of a nominating and governance committee is appropriate.

The directors who would be considered “independent” under the current NASDAQ listing standards if those standards were applicable to the Company (the “Independent Directors”) will consider director candidates recommended by stockholders.  A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Independent Directors will use to evaluate candidates is set forth on page 3 under the subheading “Board and Committee Meetings” and on page 38 under the heading “Stockholder Proposals for the 2012 Annual Meeting.”

While the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Company and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Company desires to maintain the Board of Directors’ diversity through the consideration of factors such as education, skills and relevant professional experience. The Company does not intend to nominate representational directors, but instead considers the entirety of each candidate’s credentials in the context of these standards and the characteristics of the Board of Directors in its entirety.

Board Leadership Structure and Role in Oversight Risk

Combining the positions of Chairman and Chief Executive Officer provides the Company with decisive and effective leadership. The Board believes that Mr. Desai’s in-depth long-term knowledge of the Company’s operations and vision for its strategic development and growth, along with his significant ownership position in the Company that provides him with a focus on maximizing stockholder value, make him well qualified to serve as both Chairman and Chief Executive Officer. The Board retains the authority to modify this structure to best advance the interests of all stockholders, if circumstances warrant such a change.

The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks.

While the Board of Directors is ultimately responsible for risk oversight, the Company’s two board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk. The Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company’s compensation policies and programs.

DIRECTORS

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that our business will be managed by a Board of Directors. Prior to the 2011 Annual Meeting, our Board of Directors has four directors.  Each director serves for a term of three years or until his successor is elected and qualified.  For the 2011 Annual Meeting, there are no director candidates being nominated by the Board of Directors.

Effective December 8, 2010, Mr. McAdams resigned as Director and Officer of the Company and all of its subsidiaries and affiliates.  Mr. McAdams has continued as an employee of the Company in the areas of technology and strategic initiatives.

The Board of Directors believes that each of the current directors has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors’ conclusion that each of the directors should continue to serve as a director.

Current Directors whose terms expire in 2012

Dinesh R. Desai	Director since August 5, 2005

Chairman, Chief Executive Officer and President.  Mr. Desai, age 61, has served as the Chairman of the Board, Chief Executive Officer and President of the Company since August 2005.  From 1986 to August 2005, Mr. Desai was the Chairman and CEO of DARR Global Holdings, Inc., a management consulting firm.  Since 2004, he has also served as Chairman on the Board of Directors of Emtec Federal, Inc. (formerly Westwood Computer Corporation).  Mr. Desai was a President, CEO, Co-Chairman and an owner of Western Sky Industries (“Western Sky”), a manufacturer of highly engineered, proprietary component parts used primarily in aerospace applications. Prior to 1986, Mr. Desai spent twelve years with American Can and Arco Chemical in various management positions, including marketing, manufacturing, finance, planning and research and development. Mr. Desai has also served as a member of the Board of Directors of the Enterprise Center, a Nonprofit Organization. Mr. Desai holds a Bachelor of Science Degree in chemical engineering from the Indian Institute of Technology in Bombay, India, and a Masters of Science Degree in both chemical and industrial engineering from Montana State University. He earned a Masters in Business Administration from Temple University in 1978.  As the majority owner of the Company, Mr. Desai brings to the Board leadership and other executive skills and industry knowledge from his extensive experience.

Gregory Chandler	Director since August 5, 2005

Director, Chief Financial Officer and President of Emtec Global Services Division:  Mr. Chandler, age 44, has been a Director since August 2005 and since April 2009, Mr. Chandler has been Chief Financial Officer of the Company and President of the Company’s Global Services division. Prior to April 2009 and from February 1999, Mr. Chandler served as the Managing Director and Group Head of Janney Montgomery Scott LLC’s Business Services Investment Banking Practice. Prior to February 1999 and from August 1995, Mr. Chandler was a consultant at PricewaterhouseCoopers advising companies in restructuring their back office financial operations. Mr. Chandler received his MBA from Harvard Business School, a B.S. in Engineering from the United States Military Academy at West Point and is also a Certified Public Accountant.  Mr. Chandler brings both experience with the Company and financial expertise, having come to the Company from Janney Montgomery Scott LLC where he was a Managing Director.

Current Directors whose terms expire in 2013

Robert Mannarino	Director since May 24, 2006

Director.  Mr. Mannarino, age 53, is currently the President of Boardroom Associates, a strategy consulting firm.  Mr. Mannarino has held this position since 2005.  From 2003 to 2006, Mr. Mannarino served as the Chairman, CEO and President of RewardsPlus, a benefits administration outsourcing firm.  From 1997 to 2003, Mr. Mannarino also previously served as the President and Chief Operating Officer of two public companies, ICT Group and CDI Corporation, respectively.  Mr. Mannarino has also served as the Chief Operating Officer of Checkfree’s Investment Services business and held senior positions at ADP and Citigroup.  Mr. Mannarino received an MBA from the University of Chicago Graduate School of Business and a Bachelor of Science Degree in Computer Science from Union College. Mr. Mannarino brings to the Board management, industry and compensation experience, as well as the advantage of being an independent director.  He also utilizes his in-depth management experience in his service on the Audit Committee and Compensation Committee.

Gregory L. Cowan	Director since July 10, 2009

Director. Mr. Cowan, age 57, is currently the Senior Vice President and Chief Financial Officer of VWR Funding, Inc. (“VWR”). Mr. Cowan has held this position at VWR since June 2009.  Mr. Cowan joined VWR in December 2004.  Prior to assuming his current position, he served as Vice President and Corporate Controller at VWR.   Before joining VWR, Mr. Cowan spent approximately five years at CDI Corporation in various senior financial positions, including Corporate Controller, Senior Vice President and Chief Accounting Officer and Chief Financial Officer. Prior to CDI Corporation, he was Vice President of Internal Audit at Crown Cork and Seal Company, Inc. for approximately six years and a senior manager at PricewaterhouseCoopers, LLC, where he served in various audit capacities, for eleven years. Mr. Cowan graduated from Rutgers University with a degree in Accounting.  Mr. Cowan brings to the Board both management and accounting experience, as well as the advantage of being an independent director.  He also has in-depth knowledge of finance, accounting and compensation policies in the industry, which he utilizes in his service on the Audit Committee and Compensation Committee.

APPROVAL OF AMENDMENT TO CORPORATE CHARTER TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
ITEM 1 ON PROXY CARD

The Board of Directors recommends that Article IV of the Company’s Certificate of Incorporation, as amended, be further amended to increase the number of shares of authorized Common Stock by 5,000,000 shares, from 25,000,000 shares, par value $0.01 per share, to 30,000,000 shares, par value $0.01 per share, thereby increasing the total number of authorized capital stock from 25,000,000 shares, par value $0.01 per share, to 30,000,000 shares, par value $0.01 per share. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to Article IV of the Company’s Certificate of Incorporation, set forth below.

At its meeting held on December 16, 2010, the Board of Directors adopted a resolution recommending to the stockholders an amendment (the “Amendment”) to the Company’s Certificate of Incorporation to increase the number of shares of authorized capital stock from 25,000,000 shares, par value $0.01 per share, to 30,000,000 shares, par value $0.01 per share. These shares would consist of 30,000,000 shares of Common Stock, par value $0.01 per share.

The Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes.

Reasons for the Amendment

There are several reasons why the Company is seeking approval from its stockholders for the amendment to increase the authorized shares.  The Company uses equity-based incentives and awards to attract, retain and motivate valuable employees and may desire to increase shares available for equity compensation in the future, including pursuant to the Emtec, Inc. 2011 Annual Incentive Plan and the 2006 Stock Based Incentive Plan, as amended.  The Board of Directors also believes it is important to have the flexibility to use Common Stock or a combination of cash and stock as consideration in potential acquisitions and other strategic corporate transactions, to the extent such opportunities arise and for which the issuance of shares may be deemed advisable. The Company has no current intention that the increase in authorized shares will be used for any currently contemplated acquisitions.  It is intended that the additional shares of Common Stock created by the Amendment would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the stockholders, except as may be required by law or regulation or by the rules of any stock exchange on which the Company’s securities may then be listed.

The proposed amendment to increase the number of authorized shares could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for the Board of Directors to issue additional shares, thereby diluting or impairing the voting power of the other outstanding shares and increasing the potential costs to acquire the Company. The amendment may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for its stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It may also have the effect of perpetuating current management, including the current Board of Directors, and placing it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business. The Board of Directors is not aware of any attempt, or contemplated attempt to acquire control of the Company, and this proposal is not being presented with the intent that it be used as an anti-takeover device.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the proposed amendment to the Company’s Certificate of Incorporation, as amended. If the amendment to Article IV of the Company’s Certificate of Incorporation is authorized, the first paragraph of Article IV will read as follows:

“The total number of shares of capital stock that the Corporation shall have the authority to issue is thirty million (30,000,000) shares, which shall be shares of Common Stock and shall have a par value of $0.01 per share.”

The Board of Directors unanimously recommends a vote FOR the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares.

APPROVAL OF AN INCREASE IN AUTHORIZED SHARES AND AWARD LIMITS UNDER
THE COMPANY’S 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN
ITEM 2 ON PROXY CARD

At our Annual Meeting on May 8, 2006, the stockholders approved the Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Plan”), which is the plan under which the Company presently grants stock options, restricted stock and other stock based awards to its employees and non-employee directors. In addition, at our Annual Meeting on February 2, 2009, the stockholders approved Amendment No. 1 to the Plan to increase the number of shares authorized for issuance thereunder from 1,400,000 to 2,543,207.  On December 16, 2010, the Board of Directors approved Amendment No. 2 to the Plan (“Amendment No. 2), subject to stockholder approval, to (i) increase the number of shares authorized for issuance from 2,543,207 to 9,543,207, (ii) increase from 500,000 to 2,000,000 the maximum number of shares that may be issued pursuant to incentive stock options and (iii) increase from 500,000 to 2,000,000 the maximum number of shares that may be awarded to any participant as “qualified performance-based awards” during any performance period. If Amendment No. 2 is approved by the stockholders, the Company will file a Form S-8 to register the additional shares.  As the Company’s executive officers may participate in and receive benefits under the Plan, our executive officers have an interest in this proposal.

The Board of Directors believes that the Plan helps the Company attract, retain and motivate employees and non-employee directors, encourages them to devote their best efforts to the business and financial success of the Company and aligns their interests closely with those of the other stockholders.  As of November 30, 2010, the Company had granted, net of cancellations, awards with respect to 1,143,207 shares of the Company’s Common Stock.  The Board of Directors believes it is in the best interest of the Company to increase the number of shares that are available for awards under the Plan, as well as the award limits describes in the preceding paragraph, because the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate.  In addition, because the Board of Directors is considering the future implementation of an incentive structure involving grants of stock options and/or stock appreciation rights under the Plan to employees, including the chief executive officer and the executive officers of the Company, the vesting of which would occur only in the event of increases in stockholder value, the Board of Directors believes that the proposed increase in the number of shares authorized for issuance under the Plan is necessary and appropriate.  Please note that the Board of Directors has not yet determined the terms and conditions of this incentive structure or the amount of awards that may be granted to participants thereunder.

The following is a summary of the Plan (as it is proposed to be amended by Amendment No. 2) and it is qualified in its entirety by the Plan.  The Plan was previously attached as Exhibit A to our 2006 Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 20, 2006.  In addition, Amendment No. 1 to the plan was previously attached as Exhibit A to our 2008 Definitive Proxy Statement, filed with the Securities and Exchange Commission on December 29, 2008.  A copy of Amendment No. 2 is attached to this Proxy Statement as Exhibit A.

Summary of the Plan

General.   The Plan authorizes the grant of options, stock appreciation rights, restricted stock, and deferred stock (collectively called “Awards”).  Options granted under the Plan may be either “incentive stock options” as defined in section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options, as determined by the Committee (defined below).

Eligibility.  The Plan provides that Awards may be granted to any employee or non-employee director of the Company or its subsidiaries.  Incentive stock options may be granted only to employees.

Award Limits. The number of shares authorized for issuance under the Plan is 9,543,207.  In addition, the maximum number of shares that may be issued upon the exercise of incentive stock options shall not exceed 2,000,000 in the aggregate and the maximum number of shares that may be awarded to a participant pursuant to an Award that is intended to qualify as “performance based compensation” under section 162(m) of the Code (a “Qualified Performance-Based Award”) in any one performance period shall not exceed 2,000,000 in the aggregate.

Administration.  The Plan is administered by the committee appointed by the Board of Directors, and consists of two or more non-employee, outside directors (the “Committee”).  Subject to the other provisions of the Plan, the Committee has the authority to:

•	interpret the Plan;
•	establish and amend rules and regulations relating to the Plan;
•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and
•	make all other determinations it deems necessary or advisable for the administration of the Plan.

Each Award granted under the Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the Award and state the terms and conditions to which the Award is subject.  The principal terms and conditions of each particular type of Award are described below.

Subject to adjustment in certain circumstances, as discussed below, the Plan will authorize up to 9,543,207 shares of Common Stock for issuance pursuant to Awards. If any Award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant.  If there is any change in the Company’s corporate capitalization, the Committee, in its sole discretion, may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Plan, the number and kind of shares covered by Awards then outstanding under the Plan and the exercise price of outstanding options and stock appreciation rights.

Options

An option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”).  Each option agreement will specify the exercise price, the type of option, the term of the option, the date when the option will become exercisable and any applicable performance goals.

Exercise Price.  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date of grant (not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of an incentive stock option granted to a Ten Percent Shareholder).

Term of the Option.  The term of an option granted under the Plan will be no longer than ten years from the date of grant.  In the case of an incentive stock option granted to a 10% Stockholder, the term will be for no more than five years from the date of grant.

Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement and generally may be made in cash, through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the option (a “cashless exercise”), or with other shares of Common Stock owned by the optionee.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR and the date of exercise.  Any grant shall specify the time or times at which the SAR may become exercisable, the method of settlement (i.e., in cash or shares of Common Stock or a combination thereof) and any other terms and conditions applicable to the SAR.  The term of SAR granted under the Plan will be no longer than ten years from the date of grant.

Restricted Stock and Deferred Stock

An Award of restricted stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the restriction period.  Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.  Unless otherwise provided in the applicable Award agreement, during the restriction period, the recipient has the right to receive dividends on, and to vote, the shares of restricted stock.  In the sole discretion of the Committee, the Award agreement may also provide for a cash payment to reimburse the recipient for his or her tax liability in connection with the grant or vesting of restricted stock.

An Award of deferred stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the Award agreement.

General Provisions

Vesting.  Each grant of deferred stock shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals.  Each grant of restricted stock shall specify the duration of the restriction period and any other conditions under which the restricted stock would be forfeitable to the Company, including any applicable performance goals.  Each grant of options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable.

Performance-Based Awards. The Committee may condition the grant and vesting or exercise of options, SARs, restricted stock and deferred stock on the achievement of performance goals established by the Committee.  Performance goals may be established on a Company-wide basis; with respect to one or more subsidiaries, business units, divisions, departments, or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

In the case of Qualified Performance-Based Awards, the applicable performance goals are limited to one or more of the following:

•	specified levels of, or increases in, the Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;
•
earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);
•	net income;
•	sales;
•	sales growth;
•	gross margin;
•	direct margin;
•	share price (including but not limited to growth measures and total stockholder return);
•	operating profit;
•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);
•	inventory turns;
•	financial return ratios;
•	market share;
•	balance sheet measurements such as receivable turnover;
•	improvement in, or attainment of, expense levels;
•	improvement in, or attainment of, working capital levels;
•	debt reduction;
•	strategic innovations;
•	customer or employee satisfaction;
•	individual objectives; and
•
any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company or a subsidiary (or other business unit).

Nontransferability of Awards.  In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or the laws of descent and distribution.  However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options.

Effective Date, Amendments, and Termination of the Plan.  The Plan became effective on May 8, 2006, the date on which it was approved by the stockholders.  The Board of Directors has the authority to amend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment which increases the number of shares of Common Stock subject to the Plan, decreases the price at which Awards may be granted or extends the maximum term of Awards.  The Plan will continue until the tenth anniversary of its approval by the stockholders unless earlier terminated by the Board of Directors.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plan.  The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Non-Qualified Options.  A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted.  Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.  Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year.  The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Plan, non-qualified options may, if permitted under the applicable Award agreement, be exercised in whole or in part with shares of Common Stock held by the participant.  Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options.  A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised.  Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction.  If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the participant. The amount of ordinary income recognized by the participant in a disqualifying disposition (and the corresponding deduction to the Company) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price.  Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year).  If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

Under the Plan, incentive stock options may, if permitted under the applicable Award agreement, be exercised in whole or in part with shares of Common Stock held by the participant.  Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs.  A participant realizes no taxable income and the Company is not entitled to a deduction when a SAR is granted.  Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction.

Restricted Stock.  Restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes.  If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time.  When the forfeiture restrictions with respect to the restricted stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse.  Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares.  By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse.  The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account) less the amount paid therefore, and the Company will be entitled to a corresponding deduction at that time.  By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold.  The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time.  If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the income realized by the participant upon the making of the Section 83(b) election.  To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant.  Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Deferred Stock.  A participant realizes no taxable income and the Company is not entitled to a deduction when deferred stock is awarded.  When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them.  Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Withholding.  The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award.  The Committee may allow a participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

Section 162(m) Limitations.  The Company’s entitlement to a deduction with respect to any Award is subject to section 162(m) of the Code, which limits the deductibility of compensation paid to certain executive officers, unless such compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations.  Awards under the Plan that are Qualified Performance-Based Awards are intended to meet these requirements.

Grants of Awards Under The Plan

Because grants of Awards will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants of Awards, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENT NO.2 TO THE COMPANY’S 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN

APPROVAL OF THE EMTEC, INC. 2011 ANNUAL INCENTIVE PLAN
ITEM 3 ON PROXY CARD

General

The Emtec, Inc. 2011 Annual Incentive Plan (the “AIP”) was adopted by the Board of Directors on December 16, 2010. The Board of Directors recommends that the stockholders approve the AIP at the Company’s annual meeting of stockholders. The AIP is being submitted to the stockholders for approval to meet the requirements of Section 162(m) of the Code. The AIP provides for payments in cash or restricted stock under the Company’s 2006 Stock Based Incentive Compensation Plan to selected employees, including the Company’s named executive officers, based on the achievement of pre-established performance goals over a performance period determined by the Compensation Committee. As the Company’s executive officers may participate in and receive payments under the AIP, our executive officers have an interest in this proposal.

Summary of the Plan

The following general description of certain features of the AIP is qualified in its entirety by reference to the AIP, a copy of which is attached as Exhibit B to this Proxy Statement. Capitalized terms not otherwise defined in this summary have the meanings given to them in the AIP. If approved by the Company’s stockholders, the AIP will permit incentive compensation bonus awards to be structured to qualify as “performance-based compensation” under Section 162(m) of the Code (“Qualified Bonuses”).

Background

Stockholder approval of the AIP is necessary to ensure that certain compensation paid under the AIP can be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of certain compensation paid to individuals, referred to herein as “Section 162(m) Officers,” who are, at the end of the tax year in which the Company would otherwise claim its tax deduction, the Company’s chief executive officer and its other two highest-paid executive officers.  Compensation that qualifies as performance-based for purposes of Section 162(m) of the Code is not subject to the annual limit on the deductibility of compensation in excess of $1 million with respect to Section 162(m) Officers. One of the requirements for compensation to constitute performance-based compensation is that the material terms under which compensation is to be paid to Section 162(m) Officers, including any performance goals, be disclosed to and voted on by the Company’s stockholders in a separate stockholder vote before the payment of the compensation.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enhance the ability of the Company to attract and retain qualified personnel by providing certain bonus awards to employees generally, as well as to Section 162(m) Officers that would qualify as “performance-based compensation” under Section 162(m), while at the same time obtaining the highest level of deductibility of compensation paid to employees.

Description of the AIP

Purpose

The general purpose of the AIP is to provide additional compensation for selected employees based on the achievement of pre-determined performance goals.  The Company believes that the combination of base salary and bonuses under the AIP will provide a competitive compensation opportunity to the Company’s employees.

Administration

The AIP will be administered by the Compensation Committee, which qualifies as a committee of the Board of Directors comprised exclusively of two or more members of the Board of Directors who are non-employee “outside directors” within the meaning of Section 162(m) of the Code. Subject to the other provisions of the AIP, the Compensation Committee has the authority to:

•	select employees to participate in the AIP;

•	establish and administer the performance goals and the bonus opportunities applicable to each participant and certify whether the performance goals have been attained;

•	determine whether bonuses will be paid in cash, shares of restricted stock, or in any combination of the foregoing;

•	construe and interpret the AIP and any agreement or instrument entered into under or in connection with the AIP;

•	establish, amend, and waive rules and regulations for the AIP administration; and

•	make all other determinations that may be necessary or advisable for the administration of the AIP.

In addition, with respect to each performance period under the AIP, the Compensation Committee will establish (i) the performance goals applicable to each such participant (including, as the Compensation Committee deems advisable, threshold, target and maximum levels of performance); (ii) each participant’s target and, if applicable, threshold and maximum bonus opportunities for the performance period; and (iii) whether bonuses with respect to a participant are intended to Qualified Bonuses.

The Board of Directors may, at any time, amend or terminate the AIP in whole or in part; provided, however, that no amendment with respect to, or affecting, bonuses intended to satisfy the performance-based requirements of Section 162(m) of the Code that would require the consent of stockholders pursuant to Section 162(m) of the Code will be effective without such consent.

Eligibility

All officers and other key employees of the Company and its subsidiaries are eligible to be selected by the Compensation Committee to participate in the AIP.   The Compensation Committee expects that each of the Company’s named executive officers and certain other members of the Company’s senior management team will participate in the AIP.

Bonuses

Under the terms of the AIP, the Committee has the authority to grant bonuses that are intended to be Qualified Bonuses and to grant bonuses that are not intended to be Qualified Bonuses.  Unless the stockholders of the Company approve the AIP, the Company will not grant bonuses that are intended to be Qualified Bonuses.  Qualified Bonuses are subject to special requirements, such as:

•	Qualified Bonuses must be based solely on the attainment of one or more objective performance goals (as described below) and may not be based on subjective criteria;

•	The maximum aggregate Qualified Bonuses that may be payable to any participant under the Plan in any fiscal year of the Company may not exceed $2,000,000;

•
The Compensation Committee may not retain any discretion to increase the amount of Qualified Bonuses that would otherwise be due upon attainment of the relevant performance goals; provided that the Compensation Committee may exercise negative discretion to reduce any amount that would otherwise be payable to a participant upon the attainment of performance goals; and

•
Payment of any Qualified Bonus is contingent upon the Compensation Committee’s certifying in writing that the performance goals and any other material terms applicable to such Qualified Bonus was in fact satisfied.

Performance Goals

Performance goals for a performance period with respect to bonuses that are intended to be Qualified Bonuses may include any one or more of the following criteria, which may be measured on an absolute or relative basis (e.g., against an external index such as a group of peer companies, industry groups or a financial market index):

•	the price or fair market value of the Company’s stock;

•	the market share of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	sales by the Company, its subsidiaries or affiliates (or any business unit thereof);

•	earnings per share;

•	diluted net income per share;

•	return on stockholder equity of the Company;

•	costs of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	operating income of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	net income of the Company, its subsidiaries or affiliates (or any business unit thereof); and

•	earnings (or net income) before interest, taxes, depreciation and amortization.

Payment

Earned bonuses under the AIP will be paid no later than December 31st of the fiscal year following the fiscal year in which the bonus is earned.  Unless otherwise determined by the Compensation Committee, 70% of a participant’s earned bonus will be payable in cash and 30% of a participant’s earned bonus will be payable in shares of restricted Common Stock that will be granted under the Company’s 2006 Stock-Based Incentive Compensation Plan.  In addition, with the consent of the Compensation Committee, a participant may elect to receive more than 30% of his or her earned bonus in the form of shares of restricted Common Stock, provided that such election is made by the December 31st preceding the first day of the fiscal year to which such bonus relates.  If a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, receives restricted shares of Common Stock as part of his or her bonus, that participant may direct the Company to retain a number of such shares that the participant would otherwise receive to satisfy his or her tax withholding obligation.

Effective Date

The AIP was adopted by the Board of Directors on December 16, 2010 and is currently effective.  However, the AIP and the granting of any bonuses intended to be Qualified Bonuses are conditioned upon stockholder approval of the AIP.

New Plan Benefits

Because (i) bonus awards will be made from time to time by the Compensation Committee to those persons whom the Compensation Committee determines in its discretion should receive bonuses and (ii) any amounts payable to participants under the AIP are contingent upon the future achievement of performance goals, the potential payments that any participant may receive under the AIP are not determinable.

The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE EMTEC, INC. 2011 ANNUAL INCENTIVE PLAN.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 4 ON PROXY CARD

Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed the firm of McGladrey & Pullen, LLP (“McGladrey”), as the independent registered public accounting firm, to audit and report on our consolidated financial statements for our fiscal year ending August 31, 2011.  Although the submission to stockholders of the appointment of McGladrey is not required by law or the Company’s Amended and Restated Bylaws, the Audit Committee and the Board of Directors believe it is appropriate to submit this matter to stockholders to allow a forum for stockholders to express their views with regard to the Audit Committee’s selection.  In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of McGladrey are expected to attend the Annual Meeting.  They will have the opportunity to speak at the meeting if they desire to do so and will also be available to respond to appropriate questions.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees

The following table sets forth the aggregate fees incurred by us for the fiscal years ended August 31, 2010 and 2009 to our principal auditing firm:

	2010	2009
Audit Fees	$332,000	$321,310
Audit Related Fees	22,750	--
Tax Fees	93,255	71,870
All Other Fees	60,127	10,740
Total	$508,132	$403,920

Audit Fees: The Audit Fees for the fiscal years ended August 31, 2010 and 2009 were for professional services rendered for the audits of the financial statements of the Company, quarterly reviews and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit Related Fees:  The Audit Related Fees for the year ended August 31, 2010 were represented professional services rendered in connection with the Company’s response to the comment letter from the Securities and Exchange Commission.

Tax Fees: The Tax Fees for the fiscal years ended August 31, 2010 and 2009 were for permitted services performed in connection with the preparation of federal and state income tax returns. Tax fees also include tax consulting related to the Company’s tax estimates, Internal Revenue Service audit, and tax planning relating to proposed acquisitions.

All Other Fees: All other fees consist of services relating to filings of Form 8-K, acquisitions completed during the current year and equity transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.

All the services described above were pre-approved by our Audit Committee.  In accordance with the charter of our Audit Committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the Audit Committee.  In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

In making its recommendation to ratify the appointment of McGladrey as our auditor for the current fiscal year, the Audit Committee has considered whether the non-audit services provided by McGladrey are compatible with maintaining the independence of McGladrey.

Your Board of Directors unanimously recommends a vote FOR the ratification of the selection of McGladrey & Pullen, LLP as the auditors of the Company.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, and is composed of two independent Directors who are not officers or employees of the Company.  The Audit Committee operates under a written charter that was adopted in July 2006 by the Board of Directors. The Audit Committee held twelve official meetings during the fiscal year ended August 31, 2010.  The Audit Committee Charter can be accessed on the Internet via the Company’s website at www.emtecinc.com.

All current members of the Company’s Audit Committee are independent within the meaning of Rule 10A-3(b)(1) of the Securities and Exchange Commission.  Gregory L. Cowan, the Chairman of the Audit Committee meets the definition of “audit committee financial expert” (as defined by the Securities and Exchange Commission).

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”).  The Company’s independent auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with the independent auditors.  The Audit Committee has also discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 114 and such other matters as are required to be discussed under auditing standards generally accepted in the United States.

The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors their independence.  The Audit Committee reviews and approves any non-auditing services to be provided by McGladrey & Pullen, LLP prior to the firm being retained to perform such services.

The Audit Committee members are not employees of the Company and are not auditors by profession.  Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectively and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

The Audit Committee has reappointed, subject to stockholder ratification, the firm of McGladrey & Pullen, LLP, certified public accountants, as the Company’s independent registered public accounting firm to audit and report upon the Company’s financial statements for 2011.  In appointing McGladrey & Pullen, LLP as the Company’s auditors for the year ending August 31, 2011, the Audit Committee has considered whether McGladrey & Pullen, LLP’s provision of services other than audit services are compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
GREGORY L. COWAN, CHAIRMAN
ROBERT J. MANNARINO

EXECUTIVE COMPENSATION

Our executive compensation program is based on principles designed to align executive compensation with our business strategy of creating wealth for our stockholders and creating long-term value for the business.  The Compensation Committee believes that executive compensation tied to the execution of a sound business strategy achieves stockholder value. Our compensation policy for executives is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating management employees of a high caliber who possess the skills necessary to our development and growth. During the 2010 fiscal year, our Compensation Committee engaged Compensation Resources, Inc. (the “Compensation Consultant”) to evaluate the Company’s chief executive officer compensation plan with respect to compensation plans of chief executive officers in peer companies.  The Compensation Committee also reviewed an analysis prepared by the Company’s management regarding the dilutive effect of current and proposed compensation.  After considering information provided by the Compensation Consultant and other factors, the Committee raised the base salary of our chief executive officer from $310,000 to $450,000 to be more in line with current market standards.

The following disclosure provides an overview of the compensation of our Principal Executive Officer and our two most highly compensated executive officers (other than our Principal Executive Officer) for the 2010 fiscal year who were serving as executive officers as of the end of the 2010 fiscal year.

Summary Compensation Table

The following table sets forth the aggregate compensation that we paid for services rendered by our named executive officers during the fiscal years ended August 31, 2010 and August 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Dinesh R. Desai Chairman, Chief Executive	2010	450,000	-	50,111	97,628	365,400	963,139
Officer and President	2009	281,481	58,265	43,197	50,235	318,246	751,423
Ronald A. Seitz	2010	304,350	-	46,286	65,777	36,061	452,474
Executive Vice President	2009	264,706	54,271	39,615	46,791	35,233	440,617
Gregory Chandler Chief Financial Officer	2010	275,000	-	49,059	59,661	3,067	386,788
and President of EGS

(1)
Amounts in this column represent the discretionary portion of cash bonuses paid to our named executive officers in respect of the 2009 fiscal year under our Senior Management Annual Incentive Plan.  No discretionary bonues were paid for the 2010 fiscal year.

(2)
Amounts shown represent the grant date fair value of restricted stock awards granted in the 2010 fiscal year, as well as the grant date value of restricted stock awards granted in the 2009 fiscal year, in each case, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”).  The fair value amounts are determined as of the grant date of the restricted stock award (excluding amounts for forfeitures).  For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 11 of financial statements included in our Form 10-K for the year ended August 31, 2010 filed on November 26, 2010.

(3)
Amounts in this column represent the cash portion of the bonuses paid to our named executive officers under our Senior Management Annual Incentive Plan in respect of the 2010 and 2009 fiscal years due to the achievement of specified performance targets.  Bonuses earned in the 2010 fiscal year are described in greater detail below, in the section titled “Annual Bonus Compensation.”

(4)	The amounts reported for each of the named executive officers in “All Other Compensation” are shown below:

Name	Year	Perquisites and Other Personal Benefits ($) (a)	Promissory Notes ($) (b)	Company Contributions to 401(k) Plan ($)	Total ($)

Dinesh R. Desai	2010	7,810	352,539	5,052	365,400
	2009	7,810	309,142	1,294	318,246
Ronald A. Seitz	2010	33,000	-	3,061	36,061
	2009	33,000	-	2,233	35,233
Gregory Chandler	2010	-	-	3,067	3,067

(a)	Amounts shown in this column include the following for each named executive officer:

Name	Year	Automobile Allowance ($)	Club Dues ($)	Cash Allowance ($)	Total ($)

Dinesh R. Desai	2010	-	7,810	-	7,810
	2009	-	7,810	-	7,810
Ronald A. Seitz	2010	15,000	-	18,000	33,000
	2009	15,000	-	18,000	33,000
Gregory Chandler	2010	-	-	-	-

(b)	See “Other Material Items of Compensation and Perquisites” below and “Certain Relationships and Related Transactions” for more information about the amounts in these columns.

Narrative Disclosure to Summary Compensation Table

Annual Bonus Compensation

During the 2010 fiscal year, each of the named executive officers participated in the Senior Management Annual Incentive Plan (the “Incentive Plan”), under which they were eligible to receive annual bonuses based on our achievement of annual performance goals and, if applicable, their achievement of individual performance goals.  The Company’s performance goals for any fiscal year may be based on net income before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share (“EPS”), business unit or departmental objectives, some combination of the foregoing or any other performance factors or ratios as the Compensation Committee may determine appropriate. Because of the discretion retained by the Compensation Committee to make adjustments to EBITDA in determining whether performance goals have been achieved, the Company’s Adjusted EBITDA reported in its public disclosures will not necessarily be the same as the Company’s Adjusted EBITDA for purposes of the Incentive Plan.

Each named executive officer’s target bonus opportunity under the Incentive Plan is based on a percentage of his base salary or a specific dollar amount.  The threshold, or minimum, bonus that may be earned by a named executive officer is 25% of his target bonus opportunity, except in the case of Mr. Desai, whose threshold bonus opportunity is 50% of his target bonus opportunity.  Subject to the discretion of the Compensation Committee, no bonus is paid unless the threshold level of performance is achieved.  The maximum bonus that the named executive officers may receive, which equals 200% of their target bonus opportunity, will be awarded only if we achieve at least 130% of our financial performance objectives.

Bonuses for the 2010 fiscal year were based on (i) the Company’s attainment of specified levels of EBITDA prior to the payment of executive bonuses, stock based expenses, merger and acquisition related fees, non cash extraordinary items and expenses identified as providing value in years beyond 2010 (“Adjusted EBITDA”) and (ii) the Company’s EPS, calculated prior to Executive  bonuses, stock based expenses, merger and acquisition related fees, non cash extraordinary items and expenses identified as providing value in years beyond 2010 (and adjusted for an effective tax rate) (“Adjusted EPS”).  Seventy-five percent (75%) of the 2010 fiscal year bonus was based on the attainment of Adjusted EBITDA and the remaining twenty-five percent (25%) was based on the attainment of Adjusted EPS. The Compensation Committee approved the following threshold, target and maximum bonus opportunities and payment forms under the Incentive Plan for the named executive officers for the 2010 fiscal year:

Name	2010 Threshold Bonus Opportunity	2010 Target Bonus Opportunity	2010 Maximum Bonus Opportunity	% Cash	% Restricted Stock
Dinesh R. Desai, Chairman,President and Chief Executive Officer	12.5% of Base Salary	50% of Base Salary	100% of Base Salary	70%	30%
Ronald A. Seitz, Executive Vice President	12.5% of Base Salary	50% of Base Salary	100% of Base Salary	70%	30%
Gregory Chandler – Chief Financial Officer and President of EGS	12.5% of Base Salary	50% of Base Salary	100% of Base Salary	70%	30%

For the 2010 fiscal year, the Company exceeded the Adjusted EBITDA and Adjusted EPS thresholds of $7,964,000 and $0.17, respectively, but did not achieve the target level of performance for either measure (Adjusted EBITDA of $8,742,000 and Adjusted EPS of $0.19).  However, the Compensation Committee exercised its discretion under the Incentive Plan and determined not to award the Adjusted EPS portion of the bonuses because the Company did not achieve a positive EPS after giving effect to executive bonuses, stock based expenses, merger and acquisition related fees, non cash extraordinary items and expenses identified as providing value in years beyond 2010.  As a result, Messrs. Desai, Seitz and Chandler earned 25% of their Adjusted EBITDA target bonuses for achieving the threshold level of Adjusted EBITDA and an additional 57.6% of their target Adjusted EBITDA bonus for exceeding the threshold level, but not reaching the target level, of Adjusted EBITDA.  Accordingly, Messrs. Desai, Seitz and Chandler earned bonuses under the Incentive Plan for the 2010 fiscal year equal to 62%, 62% and 62% of their target bonuses, respectively.

Accordingly, Messrs. Desai, Seitz and Chandler received bonuses under the Incentive Plan for the 2010 fiscal year equal to $139,468, $93,967 and $85,230, respectively.  Seventy percent (70%) of each named executive officer’s bonus was paid in cash and the remaining thirty percent (30%) was paid in the form of a restricted stock award that was granted on December 9, 2010 and is scheduled to vest in full on December 2, 2011, subject to the applicable executive’s continued employment on that date.  Based on the market value of our Common Stock on December 9, 2010, Mr. Desai received 40,231 shares of restricted stock, Mr. Seitz received 27,106 shares of restricted stock and Mr. Chandler received 24,586 shares of restricted stock.  The cash portion of these bonus awards that was received based on the achievement of Adjusted EBITDA and Adjusted EPS targets is reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Please note that in determining each named executive officer’s bonus amount, bonuses are determined on a pro-rata basis (based on the amount by which actual Adjusted EBITDA exceeds threshold Adjusted EBITDA) in the event that more than threshold, but less than target, Adjusted EBITDA is achieved.

Equity-Based Incentive Compensation

Messrs Desai, Seitz and Chandler received grants of 46,040, 42,884, and 13,614 shares of restricted stock, respectively, as part of their 2009 fiscal year awards under the Incentive Plan.  These awards were granted on December 15, 2009 and become fully vested on December 15, 2010.

Other Material Items of Compensation and Perquisites.

Dinesh Desai

On February 5, 2007 in connection with the termination of a Management Services Agreement between Emtec Federal and DARR Global Holdings, Inc. (“DARR Global”), Emtec Federal issued a subordinated promissory note to DARR Global. The principal amount of the note is $1,002,900, and interest on the unpaid principal amount is payable at a rate of five percent (5%) per annum.  The note reached maturity on August 5, 2010 and all outstanding principal and interest was repaid on that date.  During the 2010 and 2009 fiscal years, Emtec Federal paid a total of $352,539 and $309,142 in interest and principal on this note, respectively.  These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements

Ronald Seitz

On February 25, 2009, we entered into an employment agreement with Ronald Seitz.  In addition, on August 24, 2010, Mr. Seitz’s employment agreement was amended to (i) extend the term of the agreement through August 31, 2010, (ii) reflect a change in his title, (iii) increase his base salary and (iv) revise his bonus structure.  Pursuant to the agreement, Mr. Seitz is employed as  the Executive Vice President Client Services – Education.  Mr. Seitz is entitled to receive a base salary of $320,000 and is also entitled to receive an annual automobile allowance of $15,000 (payable in equal monthly installments), reimbursement for automobile related expenses, an annual cash payment of $12,000 (payable in equal monthly installments) and a monthly cash allowance of $500.  In addition, Mr. Seitz is eligible to earn an annual bonus equal to 50% of his base salary.  Half of this bonus will be based on goals established under the Incentive Plan and the remaining half of this bonus will be based on objectives related to Mr. Seitz’s area of responsibility, as agreed upon by the Company and Mr. Seitz.  Under the terms of the agreement, Mr. Seitz is prohibited from competing against us, and from soliciting any of our customers, suppliers or employees, during his employment and for a period of two years thereafter.  Following his termination of employment, Mr. Seitz may be entitled to receive certain payments and benefits from us, as described below in the section entitled “Potential Payments on Termination or Change in Control.”

Gregory Chandler

On April 30, 2009, we entered into an employment agreement with Gregory Chandler, pursuant to which Mr. Chandler serves as the Chief Financial Officer of the Company and President of Emtec Global Services, LLC. The agreement terminates on April 30, 2011, although it may be extended annually for additional one-year periods with the mutual consent of the parties.  Under the terms of this agreement, Mr. Chandler is entitled to receive a base salary of $275,000. In addition, Mr. Chandler is entitled to participate in the Company’s Annual Incentive Plan.    Under the terms of the agreement, Mr. Chandler is prohibited from competing against us, and from soliciting any of our customers, suppliers or employees, during his employment and for a period of two years thereafter.  Following his termination of employment, Mr. Chandler may be entitled to receive certain payments and benefits from us, as described below in the section entitled “Potential Payments on Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth the number of securities underlying outstanding restricted stock awards for each named executive officer as of August 31, 2010.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Dinesh R. Desai	11/3/06	28,729 (2)	32,751
	12/15/09	46,040 (3)	52,486
Ronald A. Seitz	2/5/07	25,202 (4)	28,730
	12/15/09	42,884 (5)	48,888
Gregory P. Chandler	5/5/09	103,125 (6)	117,563
	12/15/09	13,614 (7)	15,520

__________________
(1)	In accordance with SEC rules, the values shown in this column are based on the closing market price of our Common Stock as of August 31, 2010, which was $1.14 per share.

(2)	Represents a restricted stock award granted to Mr. Desai on November 3, 2006. 28,730 of these shares vested on November 3, 2009 and the remaining 28,729 shares vested on November 3, 2010.

(3)	Represents a restricted stock award granted to Mr. Desai on December 15, 2009. All of these shares vested on December 15, 2010.

(4)
Represents a restricted stock award granted to Mr. Seitz on February 5, 2007.  25,202 of these shares vested on February 5, 2010 and the remaining 25,202 of these shares are scheduled to vest on February 5, 2011.

(5)	Represents a restricted stock award granted to Mr. Seitz on December 15, 2009. All of these shares vested on December 15, 2010.

(6)
Represents a restricted stock award granted to Mr. Chandler on May 5, 2009.  34,375 of these shares vested on April 30, 2010.  34,375 of these shares are scheduled to vest on April 30, 2011.  34,375 of these shares are scheduled to vest on April 30, 2012.  34,375 of these shares are scheduled to vest on April 30, 2013.

(7)	Represents a restricted stock award granted to Mr. Chandler on December 15, 2009. All of these shares vested on December 15, 2010.

Additional Narrative Disclosure

Retirement Benefits

We maintain a tax-qualified 401(k) savings plan for all employees who are at least 20 years of age.  Eligible employees may enter the plan on the first day of any calendar quarter following their date of hire.  Eligible employees may contribute between 2% and 75% of their annual compensation to the plan.  We match 25% of the first 6% of compensation contributed by employees.  Participants are vested 20% in matching contributions after 2 years of service and vest an additional 20% after each subsequent year of service, becoming fully vested in matching contributions after 6 years of service.  Messrs. Desai, Seitz and Chandler currently participate in this plan.

Potential Payments on Termination or Change in Control

Dinesh Desai

Mr. Desai is not currently a party to any compensatory arrangement that entitles him to compensatory payments upon his termination of employment or upon a change in control.

Ronald Seitz

Pursuant to his employment agreement, Mr. Seitz’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elects to terminate his employment. In the event his employment is terminated for any reason during the term of his employment agreement, Mr. Seitz will be entitled to any earned but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of such plan, policy, program or practice. If, during the term of his employment agreement, Mr. Seitz’s employment is terminated by the Company without cause, by Mr. Seitz for good reason or due to Mr. Seitz’s death or disability, he is entitled to receive his base salary until the later of August 31, 2012 or the date that is 12 months following his termination of employment and a pro-rata bonus payment for the year of his termination.  Mr. Seitz’s receipt of continued base salary is subject to his execution of a release of claims in favor of us.  If, following a change in control that involves the sale of our assets, Mr. Seitz is offered a position with the acquiring company or its affiliates on terms that are no less favorable than those in effect prior to the change in control, Mr. Seitz will not be entitled to any severance payments upon his termination of employment in connection with the change in control.  Mr. Seitz is not contractually entitled to any special benefits upon a change in control.

“Good reason” is defined in Mr. Seitz’s employment agreement as a material reduction in Mr. Seitz’s base salary following a change in control from the rate in effect immediately prior to the change in control.  A “change in control” is defined in Mr. Seitz’s employment agreement to generally mean (i) the acquisition by a person or group of more than 50% of our voting securities, (ii) a sale of more than 75% of our assets during a 12 month period, (iii) a merger, reorganization or consolidation that results in our shareholders owning less than 50% of the voting securities of the surviving entity and (iv) our complete liquidation or substantial dissolution.

Greg Chandler

Pursuant to his employment agreement, Mr. Chandler’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elects to terminate his employment. In the event his employment is terminated for any reason during the term of his employment agreement, Mr. Chandler will be entitled to any earned but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of such plan, policy, program or practice. If, during the term of his employment agreement, Mr. Chandler’s employment is terminated by the Company without cause, by Mr. Chandler for good reason or due to Mr. Chandler’s death or disability, he is entitled to receive his base salary until the later of April 30, 2011 or the date that is 12 months following his termination of employment and a pro-rata bonus payment for the year of his termination.  Except in the case of death or disability, Mr. Chandler’s receipt of continued base salary is subject to his execution of a release of claims in favor of us.  In the event of termination due to death or disability, Mr. Chandler will fully vest (100%) in the outstanding unvested restricted stock granted to him in connection with the execution of his employment agreement.  If, following a change in control that involves the sale of our assets, Mr. Chandler is offered a position with the acquiring company or its affiliates on terms that are no less favorable than those in effect prior to the change in control, Mr. Chandler will not be entitled to any severance payments upon his termination of employment in connection with the change in control.  Mr. Chandler is not contractually entitled to any special benefits upon a change in control.

“Good reason” is defined in Mr. Chandler’s employment agreement as a material reduction in Mr. Chandler’s base salary following a change in control from the rate in effect immediately prior to the change in control.  A “change in control” is defined in Mr. Chandler’s employment agreement to generally mean (i) the acquisition by a person or group of more than 50% of our voting securities, (ii) a sale of more than 75% of our assets during a 12 month period, (iii) a merger, reorganization or consolidation that results in our shareholders owning less than 50% of the voting securities of the surviving entity and (iv) our complete liquidation or substantial dissolution.

Risk Assessment

The Company has reviewed its compensation policies and practices for all employees and concluded that any risks arising from the policies and programs are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

The table below summarizes the compensation paid by us to each non-employee director for the fiscal year ended August 31, 2010.  Directors who are also employees do not receive any additional compensation for their service as a director.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)		Option Awards ($)(3)	Total ($)
(a)		(b)	(c)		(d)	(e)
Robert Mannarino	2010	41,500	-		6,695	48,195
Gregory L. Cowan	2010	34,850	-		2,231	37,081
Keith Grabel (1)	2010	3,500	94,635	(2)		3,500

(1)         On February 4, 2010, Mr. Grabel ceased to serve on the Board of Directors of the Company.

(2)           On December 9, 2009, in connection with the cessation of his employment with the Company, the Company granted Mr. Grabel 87,026 shares of restricted stock which vested on December 10, 2009.

(3)           Amounts shown represent the grant date fair value for option awards and stock awards granted during the 2010 fiscal year, calculated in accordance with FASB ASC Topic 718 (excluding amounts for forfeitures).  The fair value of all the option awards was estimated using the Black-Scholes option-pricing model.  We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes.  Because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options. For fiscal year 2010, the assumptions used were: a dividend yield of 0%; a risk-free interest rate of 2.01%; an expected life of five years; and stock price volatility of 88%.  As of August 31, 2010, Messrs. Mannarino, Cowan, and Grabel held options to purchase 60,000, 23,333, and -0- shares of our Common Stock, respectively.

Narrative Disclosure to Director Compensation Table

Our non-employee directors’ compensation structure is as follows:

•	Annual cash retainer of $10,000 (paid quarterly);

•
Cash fee of $1,000 for each regular meeting of the Board of Directors, each Annual Meeting of Stockholders and each special meeting of the Board of Directors attended in person (a fee of $500 is paid if such meeting is attended telephonically); and

•	Cash fee of $200 for each management meeting attended in person (a fee of $100 is paid if such meeting is attended telephonically).

Additionally, each non-employee director receives an annual grant of stock options to purchase 10,000 shares of our Common Stock.  Our non-employee directors are also reimbursed for out-of-pocket expenses incurred for each Board meeting or committee meeting attended and any other expenses incurred while working in their capacity as a Board member.  As of August 31, 2010, Messrs. Mannarino, Cowan, and Grabel held options to purchase 60,000, 23,333, and -0- shares of our Common Stock, respectively.

Our non-employee directors also receive compensation for serving on our Audit Committee and our Compensation Committee. Our Audit Committee chairperson receives an annual retainer of $4,000 (paid quarterly) and each other member of the Audit Committee receives an annual retainer of $2,400 (paid quarterly). Our Compensation Committee chairperson receives an annual retainer of $2,800 (paid quarterly) and each other member of our Compensation Committee receives an annual retainer of $1,600 (paid quarterly). The members of our Audit Committee and Compensation Committee receive a fee of $500 for each committee meeting attended in person and $250 for each committee meeting attended telephonically.   Other than meeting fees, all director compensation is paid on a pro rata basis to any director who joins the Board in the middle of our fiscal year.

MANAGEMENT

The following table sets forth certain information as to each of our executive officers:

Name	Age	Positions and Offices Presently Held
Dinesh R. Desai	61	Chairman of the Board, Chief Executive Officer and President
Gregory P. Chandler	43	Chief Financial Officer and President - Emtec Global Services
Sunil Misra	51	Chief Strategy & Delivery Officer
Brian Mandel	53	Executive Vice President - Sales
Ronald A. Seitz	63	Executive Vice President Client Services – Education
Stephen C. Donnelly	52	Executive Vice President - Business Planning and Analysis, Human Resources and Corporate Development
Sam Bhatt	43	Vice President of Finance and Secretary

Dinesh R. Desai.  Described as a director above.

Gregory P. Chandler. Described as a director above.

Sunil Misra.  Since October 2009, Mr. Misra has been Chief Strategy & Delivery Officer for the Company.  Prior to October 2009 and from January 2009, Mr. Misra was the CEO of two boutique strategy consulting firms, Verto Partners LLC and RJN International LLC, providing technology advisory services and assisting a large IT outsourcing firm in the divestment of a non-core business unit.  Prior to January 2009 and from August 2006, Mr. Misra was a Vice President at Getronics, NA., a IT Outsourcing and Systems Integration subsidiary of KPN, European telecom provider.  Getronics NA was acquired by CompuCom in August 2008.  Prior to August 2006 and from 1988 Mr. Misra has held a number of senior executive roles with global responsibilities at Unisys Corporation.  Earlier in his career, Mr. Misra was with Credit Suisse First Boston and with Skantek Corporation.  Mr. Misra received his bachelor’s and master’s degree in Electrical Engineering from Indian Institute of Technology (IIT), Delhi, India and Rensselaer Polytechnic Institute in New York, respectively.

Brian Mandel.  Since March 2010, Mr. Mandel has been Executive Vice President - Sales.  From April 2008 to January 2010, Mr. Mandel was Executive Vice President of Public Sector for Keane, Inc, a systems integration and consulting company.  From March 1995 to April 2008, Mr. Mandel worked at Unisys Corporation where he served clients in the public sector in a variety of roles culminating with his position as Vice President and Managing Partner within Public Sector.  Over the entire duration of his tenure at Unisys, he held various positions within the consulting services business including program leadership, geographic leadership and operational leadership.  Mr. Mandel graduated from Temple University with a bachelor’s degree in Business Administration and received an MBA from Villanova University, both conferred with high honors.

Ronald A. Seitz.  Since August 2010, Mr. Seitz has been Executive Vice President Client Services – Education.  Between March 2006 and August 2010, Mr. Seitz had been President of Emtec Systems.  Between August 5, 2005 and March 2006, Mr. Seitz was President of Emtec – Southeast Operations.  Prior to August 5, 2005, he was our President and Chief Operating Officer since February 2003 and Executive Vice-President and a Director since January 17, 2001 and Executive Vice President of Emtec-NJ since March 1996.  Prior to March 1996, he was the Chief Operating Officer of Emtec-NJ. He has been a Director of Emtec-NJ since April 1995.  Mr. Seitz was the founder (in 1980) of Charleston, South Carolina-based Computer Source, Inc. (CSI).  CSI primarily provided microcomputer systems, network integration, and data communications to mid-size and Fortune 1000 corporations.  In April 1995, CSI merged with Landress Information Systems of Mt. Laurel, New Jersey to become Emtec-NJ. Prior to founding CSI, Mr. Seitz was employed for six years as an engineer with the U.S. government in Washington, DC.  He graduated from North Carolina State University with a Bachelor of Science degree and from George Washington University with an MBA in computer science.  Mr. Seitz also holds a DMD degree from the Dental School at the Medical University of South Carolina.

Stephen Donnelly.  Since May of 2009, Mr. Donnelly has been Executive Vice President - Business Planning and Analysis, Human Resources and Corporate Development. Prior to April 2009 and from August 2005, Mr. Donnelly served as the Company’s Chief Financial Officer. Prior to August 2005, Mr. Donnelly was the Chief Financial Officer of DARR Global Holdings, Inc. a management consulting firm. He has served as an officer for Westwood Computer Corporation since 2004. Prior positions include Manager and Managing Director for Acquisition Management Services, Inc., Director of Operations for a privately-held human resource and employee benefits software developer, and a Financial Manager for a healthcare organization. Mr. Donnelly began his career with the accounting firm of PriceWaterhouse. He is a Certified Public Accountant with a Bachelor’s degree in Accounting from Villanova University.

Sam Bhatt.  Since August 5, 2005, Mr. Bhatt has been Vice President of Finance and Secretary. Prior to August 5, 2005, he was our Vice President of Finance and Treasurer of Emtec since January 17, 2001 and of Emtec-NJ since July 2000.  Prior to that and from July 1997, he was Director of Accounting for Emtec-NJ. He also held the positions at Emtec-NJ of Accounting Manager (from 1994 to July 1997) and of Senior Accountant (from 1992 to 1994).  Mr. Bhatt holds a Bachelor of Science Degree in business administration from Drexel University in Pennsylvania and a Diploma in Hotel Management from the Institute of Hotel Management and Catering Technology in Mumbai, India.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 16, 2010, based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock held by:

•	each person known by us to be the owner of more than 5% of our outstanding shares;

•	each director;

•	each executive officer named in the Summary Compensation Table; and

•	all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Dinesh R. Desai	8,839,964	(3)	51.7%
Gregory Chandler	240,700	(4)	1.5%
Sunil Misra	159,413	(5)	0.9%
Brian Mandel	151,693	(6)	1.0%
Ronald A. Seitz	923,713	(7)	5.7%
Stephen C. Donnelly	216,501	(8)	1.3%
Sam Bhatt	85,000	(9)	0.5%
Robert Mannarino	70,000	(10)	0.4%
Gregory L. Cowan	33,333	(11)	0.2%
Keith Grabel	2,043,051	(12)	12.5%
Mary Margaret Grabel	1,905,622		11.7%
All executive officers and directors as a group (9 persons)	10,524,888		58.9%

(1)	Each stockholder’s address is c/o Emtec, Inc., 11 Diamond Road, Springfield, NJ 07081, unless otherwise indicated.

(2)
As used herein, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security.  Except as otherwise indicated, all persons named herein have (i) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their shares; also includes any shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of November 30, 2010.

(3)
8,437,215 shares, including 1,415,973 shares issuable upon exercise of a warrant,, are held by Mr. Desai through DARR Westwood LLC in which he is the sole member.  600,000 shares are held by DARR Westwood LLC through DARR Emtec LLC.  Mr. Desai is the sole member of DARR Westwood LLC and may be deemed to have beneficial ownership over the shares in DARR Emtec LLC beneficially owned by DARR Westwood LLC, however, Mr. Desai disclaims beneficial ownership of the shares except to the extent of his pecuniary interest.  Also includes 114,919 shares of restricted stock granted on November 3, 2006 which vest over a four-year period, includes 69,583 shares of restricted stock granted on November 26, 2008 which vest over a one-year period, includes 46,040 shares of restricted stock granted on December 15, 2009 which vest over a one-year period, includes 40,231 shares of restricted stock granted on December 9, 2010 and includes 130,730 shares of Common Stock purchased by Mr. Desai on the open market.

(4)
Includes 137,500 shares of restricted stock granted on May 5, 2009 which vest over a four-year period on April 30 of each subsequent year, 13,614 shares of restricted stock granted on December 15, 2009 which vest over a one-year period, 24,586 shares of restricted stock granted on December 9, 2010 which vest over a one-year period and 65,000 shares issuable upon exercise of options.

(5)
Includes 137,500 shares of restricted stock granted on December 1, 2009 which vest over a four-year period on October 19 of each subsequent year, 21,513 shares of restricted stock granted on December 9, 2010 which vest over a one-year period and 400 shares of Common Stock purchased by Mr. Misra on the open market.

(6)
Includes 137,500 shares of restricted stock granted on May 3, 2010 which vest over a four-year period on October 19 of each subsequent year, 12,293 shares of restricted stock granted on December 9, 2010 which vest over a one-year period and 1,900 shares of Common Stock purchased by Mr. Mandel on the open market.

(7)
Includes 332,858 shares owned by Carla Seitz, Mr. Seitz’s spouse.  Mr. Seitz disclaims any beneficial interest in these shares.  Also includes 100,806 shares of restricted stock granted on February 5, 2007 which vest over a four-year period, 67,294 shares of restricted stock granted on November 26, 2008 which vest over a one-year period, 42,884 shares of restricted stock granted on December 15, 2009 which vest over a one-year period and 27,106 shares of restricted stock granted on December 9, 2010 which vest over a one-year period.

(8)
Includes 43,548 shares of restricted stock granted on November 3, 2006 which vest over a four-year period, 30,763 shares of restricted stock granted on November 26, 2008 which vest over a one-year period, 20,094 shares of restricted stock granted on December 15, 2009 which vest over a one-year period, 12,096 shares of restricted stock granted on December 9, 2010 which vest over a one-year period and 110,000 shares of restricted stock granted on October 16, 2009, of which 27,500 vested immediately and the remaining restricted shares vest over a three-year period on September 1 of each subsequent year.

(9)	Includes 70,000 shares of restricted stock granted on December 1, 2009 which vest over a four-year period and 15,000 shares issuable upon exercise of options.

(10)	Includes 70,000 shares issuable upon exercise of options.

(11)	Includes 33,333 shares issuable upon exercise of options.

(12)
 Includes 1,905,622 shares owned by Margaret Mary Grabel, Mr. Grabel’s spouse. Mr. Grabel disclaims any beneficial ownership in these shares. Also includes 100,806 shares of restricted stock granted on February 5, 2007, of which 50,403 were vested through April 16, 2009 and remaining 50,403 shares were forfeited upon expiration of Mr. Grabel’s employment agreement.  Furthermore, includes 87,026 shares of restricted stock granted on December 9, 2009 which vested on December 10, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below are the related party transactions which occurred during the fiscal years ended August 31, 2010 and 2009.  It is our policy that all related party transactions are approved or ratified by the Company’s Audit Committee.  Certain of the transactions described below are pursuant to contractual arrangements entered into by Darr Westwood Technology Corporation (“Darr”) prior to its merger with the Company in 2005.

We occupy approximately 43,000 square feet of office and warehouse space in Springfield, New Jersey.  This space is leased from Westwood Property Holdings, LLC, in which Mr. Keith Grabel, a former director of the Company and our second largest shareholder, and Mr. David Micales, our Senior Vice President, are members.  The original lease term was through April 2009 with monthly base rent of $15,000. We exercised the option to extend the lease for an additional five year term through April 2014, with monthly base rent of $17,250.

We occupy office and warehouse space in a 70,000 square foot building in Suwannee, Georgia.  This space is leased from GS&T Properties, LLC, in which Mr. Ronald Seitz, an executive officer of our company, is a passive investor and owns an approximate 10% equity interest.  The original lease term for approximately 26,000 square feet was through November 2009 with monthly base rent of $15,832.  We exercised the option to extend the lease as well as expanding the leased space to approximately 36,000 square feet for an additional five year term through November 2014, with a monthly base rent of $20,816.

Other Agreements

5% Subordinated Note payable to DARR Global Holdings, Inc.  On February 5, 2007 in connection with the termination of a Management Services Agreement between it and DARR Global Holdings, Inc. (“DARR Global”), Emtec Federal issued a subordinated promissory note to DARR Global. The principal amount of the note is $1,002,900.  The note reached maturity on August 5, 2010 and all outstanding principal and interest was repaid on that date.

Letter Agreement with DARR Westwood LLC.  On August 2, 2010, the Company entered into a letter agreement (the “Letter Agreement”) with DARR Westwood LLC (the “Investor”), pursuant to which, among other things, (a) the Investor agreed (i) to certain transfer restrictions on shares of Common Stock owned by the Investor, which are described below, and (ii) to transfer to the Company for cancellation the existing warrant owned by the Investor to purchase 8% of the outstanding Common Stock on a fully diluted basis, and (b) the Company issued to the Investor a warrant (the “Warrant”) to purchase up to an aggregate of 1,401,733  shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) at an exercise price of $2.11 per share. The Investor’s sole member is Dinesh R. Desai, the Company’s Chairman, Chief Executive Officer and President.  Under the terms of the Letter Agreement, the Investor is prohibited during the specified restricted period from transferring or publicly announcing any intention to transfer, in either case without the unanimous approval of the disinterested members of the Company’s board of directors, (a) all or any portion of the Warrant or the Investor’s rights under the Warrant or (b) any shares of Common Stock currently or in the future owned by the Investor. However, this prohibition does not apply to any transfer of shares of Common Stock pursuant to which both (x) the transferee is an independent third party and (y) the price paid by the transferee is equal to or greater than $5.00 per share in cash. The restricted period specified in the Letter Agreement commenced on August 2, 2010 and terminates on the earlier to occur of (a) August 2, 2015 or (b) the date on which both (i) the average of the daily volume weighted average price per share of Common Stock over the immediately preceding 45 trading days that at least one share of Common Stock was traded is $5.00 or more, and (ii) the average daily trading volume of shares of Common Stock over the 45 consecutive trading days (regardless of whether any shares of Common Stock were traded on any such trading day) immediately preceding such date is 10,000 or more.   The Letter Agreement also requires that if the Company causes its Common Stock to become listed on a national securities exchange, the Company will also list and maintain the listing of the shares of Common Stock underlying the Warrant on such national securities exchange. In addition, subject to certain conditions, the Company is required under the Letter Agreement to provide prior notice to the Investor if, at any time before the Warrant has been exercised in full, the Company effects certain specified corporate actions, including selecting a record date for dividends or distributions or effecting a reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up involving the Company.  The Warrant entitles the Investor to purchase 1,401,733 shares of Common Stock at $2.11 per share and expires on August 2, 2015. The Warrant also contains provisions for cashless exercise and weighted average anti-dilution protection for subsequent issuances or deemed issuances of Common Stock by the Company for consideration per share less than the per share exercise price of the Warrant in effect immediately prior to such issuance or deemed issuance.

Family Relationships

There are no family relationships among our directors or officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s Common Stock.  Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal year 2010 except for the following:

•	Dinesh Desai filed a Form 4 on August 20, 2010 for transactions that occurred on August 2, 2010.

•	Keith Grabel filed a Form 4 on December 10, 2009 for transactions that occurred on April 16, 2009.

•	Stephen C. Donnelly filed a Form 4 on October 29, 2009 for transactions that occurred on October 16, 2009.

•	Gregory L. Cowan filed a Form 4 on July 30, 2009 for transactions that occurred on July 21, 2009.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Under SEC rules, qualified stockholders intending to present a proposal at the 2012 Annual Meeting and have it included in our proxy statement must submit the proposal in writing to Gregory P. Chandler, Chief Financial Officer, Emtec, Inc., 11 Diamond Road, Springfield, New Jersey 07081.  We must receive the proposal no later than October 14, 2011, and the proposal must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.  Any proposal received after October 14, 2011 will be considered untimely.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of either document to you if you request one by writing as follows: Secretary, 11 Diamond Road, Springfield, New Jersey 07081; Telephone: 973-376-4242.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Stockholders’ action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the proxy statement or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

The Company filed its Annual Report on Form 10-K for the year ended August 31, 2010 with the Securities and Exchange Commission on November 26, 2010. A copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Stockholder.  Requests for copies of the Annual Report should be sent to: Sam Bhatt, Secretary, 11 Diamond Road, Springfield, New Jersey 07081.

By Order of the Board of Directors /s/ Sam Bhatt Sam Bhatt Corporate Secretary

AMENDMENT NO. 2 TO
THE EMTEC, INC.
2006 STOCK BASED INCENTIVE COMPENSATION PLAN

Pursuant to the power reserved to the Board of Directors in Section 11.1 of the Emtec, Inc. 2006 Stock Based Incentive Compensation Plan (the “Plan”), and subject to the approval of the Company’s stockholders, the Board of Directors hereby amends the Plan as follows:

1.	The first sentence of Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 9,543,207 shares; provided that no more than 2,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options, and no more than 2,000,000 shares may be awarded to any Employee as a Qualified Performance-Based Award in any one Performance Cycle.”

2.	This Amendment shall become effective immediately upon its approval by the Company’s stockholders.

3.	Except as expressly amended hereby, the Plan shall remain unmodified and in full force and effect.

*           *           *           *           *

To record the adoption of this Amendment No. 2 to the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 16th day of December 2010.

[CORPORATESEAL]	EMTEC, INC.

	By:	/s/ Gregory P. Chandler
Gregory P. Chandler
	Title:	Chief Financial Officer

Attest:

Emtec, Inc.
2011 Annual Incentive Plan

I.           Statement and Purpose of Plan

The Emtec, Inc., 2011 Annual Incentive Plan provides additional compensation for selected employees based on the achievement of pre-determined performance goals.  The combination of Base Pay and AIP Bonuses is intended to provide a competitive compensation opportunity to Participants.

II.           Definitions

A.           “Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person.

B.           “AIP Bonus” means a bonus that is payable hereunder to a Participant based on the achievement of specified Performance Goals.  AIP Bonuses may be Qualified AIP Bonuses or Non-Qualified AIP Bonuses.

C.           “Base Pay” means a Participant’s annual base salary in effect on the first day of an applicable Performance Period.

D.          “Board” means the Board of Directors of the Company.

E.           “Code” means the Internal Revenue Code of 1986, as amended.

F.           “Committee” means a committee of the Board comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of section 162(m)(4)(C) of the Code and Treasury regulation 1.162-27(e)(3).

G.           “Company” means Emtec, Inc., a Delaware corporation.

H.           “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

I.             “Determination Date” means the date upon which the Committee determines Performance Goals and AIP Bonus opportunities for Participants.  With respect to any AIP Bonus that is intended to be a Qualified AIP Bonus, the Determination Date must be no later than the earlier of (1) 90 days after the commencement of the Performance Period and (2) the date upon which 25% of the Performance Period has elapsed.

J.            “Fair Market Value” has the meaning set forth in the Stock Plan (or any successor plan thereto).

K.           “Non-Qualified AIP Bonus” means an AIP Bonus that is not intended to be a Qualified AIP Bonus.

L.           “Participant” means any employee of the Company or one of its Subsidiaries who has been designated by the Committee to participate in the Plan for an applicable Performance Period.

M.          “Performance Goal” means a measure of performance, the achievement of which is substantially uncertain at the time such goal is established, which is used to determine a Participant’s AIP Bonus and is established by the Committee not later than the applicable Determination Date.  Performance Goals may be measured on an absolute or relative basis.  Relative performance may be measured against an external index, such as, by way of example and not limitation,  a group of peer companies, industry groups or a financial market index.  Performance Goals with respect to AIP Bonuses that are intended to be Qualified AIP Bonuses must be based upon one of the following measures: (i) the price (or Fair Market Value) of Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Stock, (v) diluted net income per share, (vi)  return on stockholder equity of the Company, (vii) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xiii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), or (xiv) earnings (or net income) before interest, taxes, depreciation and amortization.

N.           “Performance Period” means a period of one or more consecutive fiscal years, or portions thereof, of the Company as established by the Committee during which the performance of the Company, any Subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved.  Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.

O.           “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

P.           “Plan” means the Emtec, Inc. 2011 Annual Incentive Plan herein set forth, as amended from time to time.

Q.           “Qualified AIP Bonus” means an AIP Bonus that is intended to be “qualified performance-based compensation” under section 162(m) of the Code and Treasury regulation 1.162-27(e), including any successor provision.

R.           “Restricted Stock” means an award of Stock granted under, and in accordance with, the Stock Plan.

S.            “Stock” means the common stock of the Company, par value $0.01 per share.

T.            “Stock Plan” means the Company’s 2006 Stock Based Incentive Compensation Plan, as amended.

U.           “Subsidiary” means, at any relevant time, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

III.           Eligibility

All officers and other key employees of the Company and its Subsidiaries shall be eligible to be selected by the Committee to participate in the Plan.

IV.           Administration

A.           General.  The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals and the AIP Bonus opportunities applicable to each Participant and certify whether the Performance Goals have been attained; (C) to determine whether AIP Bonuses will be paid in cash, shares of Restricted Stock (which may or may not be subject to vesting, as determined by the Committee, in its discretion) or in any combination of the foregoing; (D) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (E) to establish, amend, and waive rules and regulations for the Plan’s administration; and (F) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.  Neither the Committee, nor any member of the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Committee shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law.

B.           Adjustments.  To the extent that a Performance Goal is based on, or calculated with respect to, the Company’s Stock (such as earnings per share, net income per share, book value per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such Performance Goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement of the benefits of Participants hereunder (provided that with respect to Qualified AIP Bonuses, any such adjustment shall be made in accordance with Code Section 162(m) and the regulations thereunder).

V.           Establishment of Performance Goals and AIP Bonus Opportunities

No later than the Determination Date for each Performance Period, the Committee shall establish in writing (i) the employees of the Company and its Subsidiaries who shall be Participants in the Plan with respect to such Performance Period, (ii) the Performance Goals applicable to each such Participant (including, as the Committee deems advisable, threshold, target and maximum levels of performance), (iii) each Participant’s target and, if applicable, threshold and maximum AIP Bonus opportunities for such Performance Period, (iv) the method for computing the amount of AIP Bonuses that may be payable under the Plan to each Participant for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part and (v) whether such AIP Bonuses are intended to be Qualified AIP Bonuses or Non-Qualified AIP Bonuses.

VI.           Attainment of Performance Goals Required; Employment Status

Subject to Section VII hereof, AIP Bonuses shall be paid as provided under this Plan for any Performance Period only upon the attainment of the Performance Goals established by the Committee with respect to such Performance Period.  Payment of any AIP Bonus shall also be contingent upon the Participant remaining employed by the Company or a Subsidiary on the date such AIP Bonus is paid.  A Participant whose employment terminates prior to the AIP Bonus payment date for any reason shall not be entitled to any AIP Bonuses under the Plan that have not been paid as of such termination.

VII.           Additional Rules Applicable to Qualified AIP Bonuses

A.           Prior to the relevant Determination Date, the Committee shall designate in writing whether a Participant’s AIP Bonuses are intended to be Qualified AIP Bonuses or Non-Qualified AIP Bonuses.  Unless otherwise specifically determined by the Committee, all AIP Bonuses granted to a “covered employee” within the meaning of Code Section 162(m) are intended to be Qualified AIP Bonuses.

B.           Qualified AIP Bonuses must be based solely on the attainment of one or more objective Performance Goals and may not be based on subjective criteria.  In addition, prior to the Determination Date, the Committee shall designate in writing how the relevant Performance Goals with respect to the Performance Period will be calculated.

C.           Neither the grant nor the payment of any Non-Qualified AIP Bonus shall be made contingent on the failure to earn any Qualified AIP Bonus.

D.           The maximum aggregate Qualified AIP Bonuses that may be payable to any Participant under the Plan in any fiscal year of the Company shall not exceed $2,000,000.

E.           The Committee shall have no discretion to increase the amount of Qualified AIP Bonuses that would otherwise be due upon attainment of the relevant Performance Goals; provided, however, that the Committee may exercise negative discretion within the meaning of Treasury regulation 1.162-27(e)(2)(iii)(A) with respect to any Qualified AIP Bonus hereunder to reduce any amount that would otherwise be payable hereunder.

F.           Payment of any Qualified AIP Bonus pursuant to this Plan shall be contingent upon an affirmative vote of the stockholders of at least a majority of the votes cast (including abstentions) approving the Plan, including the basis upon which Performance Goals may be established under Section II(M) hereof, sufficient to satisfy the applicable requirements of Code section 162(m) and the regulations promulgated thereunder.  Unless and until such stockholder approval is obtained, no Qualified AIP Bonus shall be paid pursuant to this Plan.

G.           Payment of any Qualified AIP Bonuses pursuant to this Plan shall be contingent upon the Committee’s certifying in writing that the Performance Goals and any other material terms applicable to such Qualified AIP Bonuses were in fact satisfied, in accordance with applicable regulations under Code section 162(m). Unless and until the Committee so certifies, such Qualified AIP Bonuses shall not be paid.

VIII.           Payment of AIP Bonuses; Tax Withholdings

A.           Earned AIP Bonuses shall be paid no later than December 31st of the year in which such AIP Bonuses are earned.  Unless otherwise determined by the Committee prior to the beginning of the relevant Performance Period, 70% of a Participant’s earned AIP Bonuses shall be payable in cash and 30% of a Participant’s earned AIP Bonuses shall be payable in shares of Restricted Stock (with the number of shares of Restricted Stock granted to be based on the Fair Market Value of the Stock on the grant date).  In addition, with the consent of the Committee, a Participant may elect to receive all or a portion of his AIP Bonus that is otherwise payable in cash in shares of Restricted Stock (with the number of shares of Restricted Stock granted to be based on the Fair Market Value of the Stock on the grant date); provided, however, that any such election must be in writing and filed with the Committee by no later than (and shall become irrevocable on) the December 31st preceding the first day of the fiscal year to which such election relates.  With respect to the portion of earned AIP Bonuses paid in the form of Restricted Stock, any Participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, may direct the Company to retain a number of shares of Restricted Stock that the Participant would otherwise receive to satisfy any such withholding obligation (with such withholding not to occur at a rate in excess of the minimum required withholding rate).

B.           The Company shall have the right to deduct from all AIP Bonuses payable hereunder (including, without limitation, withholding shares of Restricted Stock, if applicable) any federal, state, local or foreign taxes required by law to be withheld with respect to such payments and no AIP Bonuses will be paid until the Participant has made arrangements with the Company to satisfy any such withholding taxes.

IX.           Amendment, Termination and Term of Plan

The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment with respect to, or affecting, Qualified AIP Bonuses that would require the consent of the stockholders of the Company pursuant to section 162(m) of the Code shall be effective without such consent; provided further, however, that prior to amending or terminating the Plan, the Board shall first consult with the Committee.

X.           Interpretation and Construction

A.           No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company or a Subsidiary and the Participant provides otherwise.  Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

B.           Any provision of the Plan that could be construed to prevent Qualified AIP Bonuses under the Plan from qualifying for deductibility under section 162(m) of the Code or Treasury regulation 1.162-27(e) shall, to such extent, be disregarded.

XI.           Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

*           *           *           *           *

IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the date set forth below.

EMTEC, INC.

By:	/s/ Gregory P. Chandler

Name:	Gregory P. Chandler

Title:	Chief Financial Officer

Date:	December 16, 2010

EMTEC, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned Stockholder of Emtec, Inc. (the “Company”), hereby revoking any contrary proxy previously given, hereby appoints Dinesh R. Desai, our Chairman, President and Chief Executive Officer, and Gregory P. Chandler, our Chief Financial Officer, or any one of them (with full power to act alone and to designate substitutes and to make revocations) as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on December 16, 2010, at the 2011 Annual Meeting of Stockholders, to be held at the The Enterprise Center at BCC, 3331 Route 38, Mt. Laurel, New Jersey  08054, on Monday, January 20, 2011 at 9:30 a.m., or any adjournment or postponement thereof, for the items shown on the reverse and, in the discretion of the proxies, in any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side).  When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side.

(Continued and to be Completed on Reverse Side.)

1. To approve the amendment to our corporate
    Charter to increase number of authorized shares
    of our Common Stock.

2. To approve Amendment No. 2 to the
    Company’s 2006 Stock-Based Incentive
    Compensation Plan.
FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

3. To approve the Emtec, Inc. 2011 Annual Incentive Plan.

4. To ratify the Board’s selection of the firm of McGladrey &
    Pullen, LLP as independent auditors of the Company.

This proxy confers authority to vote “FOR” the proposals listed unless otherwise indicated.  If any other business is transacted at said meeting this proxy shall be voted in accordance with the judgment of the proxies.  The Board of Directors recommends a vote “FOR” the listed proposals.

Your shares will be voted as recommended by the Board of Directors unless you otherwise indicate in which case they will be voted as marked.

This proxy is solicited on behalf of the Board of Directors of Emtec, Inc. and may be revoked prior to its exercise.

				FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

To change the address on your account, please check the box at right and indicate your new address in the address space on the right.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

	☐		New Address:

Signature of Stockholder: ______________________________________________  Date: ______________________________

Signature of Stockholder: ______________________________________________  Date: ______________________________

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.